TODD W. HERRICK RESIGNS
FROM COMERICA INCORPORATED BOARD OF DIRECTORS
DETROIT/May 2, 2006 — Todd W. Herrick, chairman, president and chief executive officer, Tecumseh Products Company, announced his resignation from the Comerica Incorporated Board of Directors, effective April 26, 2006.
“Todd Herrick has been a director of Comerica since 1993, and we appreciate the valuable contributions he has made to our company. We will miss his guidance and counsel,” said Ralph W. Babb Jr., chairman and chief executive officer, Comerica Incorporated.
Currently, there are 13 non-management directors on Comerica’s board of directors.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses to be successful. Comerica reported total assets of $56.4 billion at March 31, 2006.

Comerica Media Contacts:	Comerica Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317
Tecumseh Products Company Media Contact:
Pat Walsh
(517) 423-8581